SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) March 1, 2002

                               EMCOR GROUP, INC.
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            (Exact name of registrant as specified in its charter)



           Delaware                         0-2315              11-2125338
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(State or Other Jurisdiction of        (Commission File       (IRS Employer
        Incorporation)                      Number)        Identification No.)


                 101 Merritt Seven
                     Norwalk, CT                                 06851
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       (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (203) 849-7800



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Item 2.  Acquisition or Disposition of Assets.

         On March 1, 2002, EMCOR-CSI Holding Co. ("EMCOR Holding"), a Delaware corporation and wholly-owned subsidiary of EMCOR Group, Inc. (the "Company"), acquired all the outstanding capital stock of, and ownership interests in, 19 subsidiaries of Comfort Systems USA, Inc., a Delaware corporation ("Comfort Systems"). EMCOR Holding paid approximately $164.25 million in cash and assumed approximately $22 million of Comfort Systems notes payable to former owners of certain of the acquired companies. Of the cash consideration paid in the transaction, $50 million was obtained as a revolving loan under the Company's amended and restated credit facility, dated as of December 22, 1998, with a group of banks led by Harris Trust and Savings Bank, as agent, while the balance of the cash purchase price was provided by the Company from its own available funds.


Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired.

         Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

         (b)  Pro forma financial information.

         Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

         (c)  Exhibits.

         2.1 Purchase Agreement, dated as of February 11, 2002, by and among Comfort Systems USA, Inc. and EMCOR-CSI Holding Co. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, dated as of February 14, 2002 and incorporated herein by reference.)

         99.1     Press Release dated March 4, 2002.



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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          EMCOR GROUP, INC.


DATED:  March 13, 2002                    By:  /s/ Sheldon I. Cammaker
                                              ----------------------------
                                          Name:   Sheldon I. Cammaker
                                          Title:  Executive Vice President




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Exhibit Index
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Exhibit        Description
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2.1       Purchase Agreement, dated as of February 11, 2002, by and among
          Comfort Systems USA, Inc. and EMCOR-CSI Holding Co.
          (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, dated as of February 14, 2002 and incorporated herein by reference.)

99.1      Press Release dated March 4, 2002.